Exhibit 32.2
STATEMENT OF CHIEF FINANCIAL OFFICER UNDER 18 U.S.C. § 1350
I, Robert Miller, the chief financial officer of Oculus Innovative Sciences, Inc. (the “Company”), certify for the purposes of section 1350 of chapter 63 of title 18 of the United States Code that, to the best of my knowledge,
     (1) the Quarterly Report of the Company on Form 10-Q for the period ended September 30, 2007 (the “Report”), fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, and
     (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Robert Miller
Robert Miller
Chief Financial Officer

Date: November 13, 2007